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                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-95580, Form S-8 No. 333-63339, Form S-8 No. 33-80806, Form S-8
333-27913, Form S-8 No. 333-78679, Form S-8 No. 333-44366 and Form S-8 No.
333-89232) pertaining to (i) the 1995 Key Employee Stock Bonus Plan, (ii) the 1995 Key Employee Stock Bonus Plan, (iii) WestPoint Stevens Inc. 1993 Management Stock Option Plan and 1994 Non Employee Directors Stock Option Plan, (iv) the Omnibus Stock Incentive Plan, and (v) the Omnibus Stock Incentive Plan, (vi) the Omnibus Stock Incentive Plan, and (vii) the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc., respectively, of our report dated June 23, 2003, with respect to the financial statements of the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. and supplemental schedule included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                             /s/ Ernst & Young LLP


Atlanta, Georgia
July 9, 2003